UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2017

Exactus, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	27-1085858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4870 Sadler Rd, Suite 300, Glen Allen, VA 23060
(Address of principal executive offices)

(804) 205-5036
(Issuer’s telephone number)

____________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02
Unregistered Sales of Equity Securities.

On October 19, 2017, Exactus, Inc. (the “Company”) issued 1,500,000 shares of its common stock to IRTH Communications, LLC (“IRTH”) pursuant to an addendum to the services agreement with IRTH in consideration of certain additional services, including telemarketing and investor outreach services, to be provided by IRTH. The shares were sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof.

In addition, as disclosed in the Current Report on Form 8-K filed by the Company on October 11, 2017, on September 27, 2017, the Company issued an 8% convertible promissory note in an aggregate principal amount of $27,500 (the “Note”) to Morningview Financial, LLC. The Note will be convertible into shares of the Company’s common stock based on a conversion price that will be the lesser of (i) $0.25 and (ii) 60% of the average of the three lowest trading prices of the Company’s common stock during the twenty-day trading period prior to the conversion. The conversion price for the Note is subject to further adjustment upon certain events specified in the terms of the Note. The Note was sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act in reliance on Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.
Dated: October 25, 2017	/s/ Philip J. Young
Philip J. Young CEO